Exhibit 99.2

11, March, 2025

To:      Chagee Holdings Limited

Tower B, Hongqiao Lianhe Building

No. 99 Kaihong Road

Changning District, Shanghai

People’s Republic of China, 200051

Re: Legal Opinion on Certain PRC Legal Matters

Dear Sir or Madam,

We are qualified lawyers of the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion and for jurisdictional reference only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan region) and as such are qualified to issue this opinion on the laws and regulations of the PRC (the “PRC Laws”) effective as of the date hereof.

We are acting as the PRC counsel for Chagee Holdings Limited (the “Company”), a company incorporated under the laws of the Cayman Islands solely in connection with the offering and the sales of a certain number of the Company’s Class A ordinary shares as represented by a certain number of American depositary shares (the “Offering”) pursuant to the Company’s registration statement on Form F-1, including all amendments or supplements thereto filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1993, as amended.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of documents provided to us by the Company and/or the PRC Subsidiaries, and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company and other instruments as we have deemed necessary or advisable for the purpose of rendering this Opinion, including, without limitation, the certificates issued by the PRC Authorities and officers of the Company (collectively, the “Documents”).

In reviewing the Documents and for the purpose of rendering this opinion, we have assumed without further inquiry:

(A)	the genuineness of all signatures, seals and chops;

(B)	the authenticity of all Documents submitted to us as originals and the conformity with originals of the Documents provided to us as copies and the authenticity of such originals;

(C)	the Documents as submitted to us remain in full force and effect up to the date of this opinion, and have not been revoked, amended, revised, modified or supplemented as of the date of this opinion except as otherwise indicated in such Documents;

(D)	the truthfulness, accuracy, fairness and completeness of the Documents as well as all factual statements contained in the Documents;

(E)	that the Documents have not been revoked, amended, varied or supplemented except as otherwise indicated in such Documents;

(F)	that all information (including factual statements) provided to us by the Company and the PRC Subsidiaries in response to our inquiries for the purpose of this opinion is true, accurate, complete and not misleading and that the Company and the PRC Subsidiaries have not withheld anything in response to our inquiries that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part;

(G)	that all parties, other than the PRC Subsidiaries, have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties;

(H)	that all parties, other than the PRC Subsidiaries, have duly executed, delivered, performed the Documents to which they are parties, and all parties will duly perform their obligations under the Documents to which they are parties;

(I)	that all Governmental Authorizations and other official statement or documentation were obtained from the competent Government Authorities by lawful means in due course;

(J)	that all Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them other than PRC Laws. Where important facts were not independently established to us, we have relied upon certificates issued by Government Authorities and representatives of the Company with proper authority in each case; and

(K)	that this opinion is limited to matters of the PRC Laws effective as the date hereof. We have not investigated, and we do not express or imply any opinion on accounting, auditing, or laws of any other jurisdiction.

The following terms as used in this Opinion are defined as follows:

“CSRC”	means the China Securities Regulatory Commission.

“Government Agency”	means any competent government authorities, agencies, courts, arbitration commissions, or regulatory bodies of the PRC or any province, autonomous region, city or other administrative division of the PRC.

“Governmental Authorizations”	means any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the PRC Laws to be obtained from any Government Agency.

“M&A Rules”	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which was issued by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce (now integrated into the State Administration for Market Regulation), the China Securities Regulatory Commission (the “CSRC”) and the State Administration for Foreign Exchange on August 8, 2006 and as amended by the Ministry of Commerce on June 22, 2009.

“PRC Authorities”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC.

“PRC Subsidiaries”	means any and/or all PRC Group Companies as listed in Annex A-1 hereto. .

“Registration Statement”	means the registration statement in Form F-1, including all amendments or supplements thereto, under the United States Securities Act of 1933, as amended, filed with the United States Securities and Exchange Commission (the “SEC”) relating to the offering by the Company of the ADSs.

I.      Opinions

Based on the foregoing and subject to the disclosures contained in the Registration Statement and the qualifications set out below, we are of the opinion that, as of the date hereof, so far as PRC Laws are concerned:

1.	Based on our understanding of the current PRC Laws, the ownership structures of the PRC Subsidiaries both currently and immediately after giving effect to the Offering, do not and will not violate applicable PRC Laws.

2.	The M&A Rules, among other things, purport to require that an offshore special purpose vehicle controlled directly or indirectly by PRC companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests held by such PRC companies or individuals obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the current M&A Rules, it will not be required under the M&A Rules to submit an application to the CSRC for its approval of the Offering and the listing and trading of the ADSs on Nasdaq. However, the interpretation and implementation of the M&A rules may be updated or revised, and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

3.	The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocal arrangements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it would need to be determined based on the specific circumstances whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

4.	The statements made in the Registration Statement under the caption “Taxation — People’s Republic of China Taxation” to the extent that the discussion states definitive legal conclusions under PRC tax laws and regulations, subject to the qualifications therein, constitute our opinion on such matters.

5.	To our best knowledge after due and reasonable inquiries, the statements in the Registration Statement under the captions “Permissions Required from the PRC Authorities for Our Operations and This Offering”, “Risks Factors”, “Use of Proceeds”, “Dividend Policy”, “Enforceability of Civil Liabilities”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Regulation”, and “Taxation” (other than any factual data or description contained therein), to the extent such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by PRC Laws, fairly present or fairly summarize in all material respects the PRC legal and regulatory matters, documents, agreements or proceedings referred to therein; and do not omit to state any material fact necessary to make the statements; and in light of the circumstances under which they were made, are not misleading in any material respect.

II.    Qualifications

This Opinion is subject to the following qualifications:

This Opinion is subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally, and (B) possible judicial or administrative actions or any PRC Law affecting creditors’ rights.

This Opinion is subject to (A) certain equitable, legal or statutory principles in affecting the validity and enforceability of contractual rights generally under concepts of public interest, interests of the state, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (B) any circumstances in connection with formulation, execution or implementation of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, or coercionary at the conclusions thereof; (C) judicial discretion with respect to the availability of indemnifications, remedies or defenses, the calculation of damages, the entitlement to attorney fees and other costs, the waiver of immunity from jurisdiction of any court or from legal process; and (D) the legally vested discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

This Opinion only encompasses opinions on legal aspects and relates only to PRC Laws effective as of the date of this Opinion and we express no opinion as to any laws other than PRC Laws. There is no assurance or guarantee that any of such PRC Laws will not be changed, amended, replaced or revoked in the immediate future or in the longer term with or without retroactive effect.

This opinion is intended to be used in the context which is specially referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently.

This Opinion is given for use only by the Company but not for the use by any other person or for any other purposes. Without our prior written consent, this Opinion (including its drafts or supplements) shall not, in whole or in part, be copied, reproduced or disclosed to any other person in accordance with PRC Laws, except where the disclosure of this opinion is required to be made by applicable laws or is required in order to establish a defense to any legal or regulatory proceedings or investigation, or is requested by any court, regulatory or governmental authority, in each case, (A) on a non-reliance basis and (B) with a prior written notice provided to us unless such prior written notice is not permissible under the applicable laws or otherwise not practicable.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement submitted to the U.S. Securities and Exchange Commission on the date of this opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Taxation”, “Regulation” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ King & Wood Mallesons
King & Wood Mallesons

Annex A-1: List of PRC Subsidiaries

1.	Beijing Chagee Catering Management Co., Ltd. (“北京茶姬餐饮管理有限公司”in Chinese)

2.	Chagee (Shanghai) Brand Management Co., Ltd. (“茶姬（上海）品牌管理有限公司”in Chinese)

3.	Sichuan Chagee Enterprise Management Co., Ltd. (“四川茶姬企业管理有限公司”in Chinese)

4.	Sichuan Chayudao Enterprise Management Co., Ltd. (“四川茶语道企业管理有限公司”in Chinese)

5.	Sichuan Chaju Enterprise Management Co., Ltd. (“四川茶聚企业管理有限公司”in Chinese)

6.	Kunming Bawang Chagee Catering Management Co., Ltd. (“昆明霸王茶姬餐饮管理有限公司”in Chinese)

7.	China-Chic Tianxia Catering Management Co., Ltd. (“四川国潮天下餐饮管理有限公司”in Chinese)

8.	Sichuan Qiming Tianxia Enterprise Management Co., Ltd. (“四川启明天下企业管理有限公司”in Chinese)

9.	Yunnan Mingwei Catering Management Co., Ltd. (“云南铭味餐饮管理有限公司”in Chinese)

10.	Hebei Chagee Enterprise Management Co., Ltd. (“河北茶姬企业管理有限公司”in Chinese)

11.	Sichuan Chayou Construction Technology Co., Ltd. (“四川茶友建筑科技有限公司”in Chinese)

12.	Liaoning Chagee Enterprise Management Co., Ltd. (“辽宁茶姬企业管理有限公司”in Chinese)

13.	Hunan Chagee Enterprise Management Co., Ltd. (“湖南茶姬企业管理有限公司”in Chinese)

14.	Jiangxi Chagee Enterprise Management Co., Ltd. (“江西茶姬企业管理有限公司”in Chinese)

15.	Guangxi Chagee Enterprise Management Co., Ltd. (“广西茶姬企业管理有限公司”in Chinese)

16.	Henan Chagee Enterprise Management Co., Ltd. (“河南茶姬企业管理有限公司”in Chinese)

17.	Fuzhou Chagee Enterprise Management Co., Ltd. (“福州茶姬企业管理有限公司”in Chinese)

18.	Hainan Chagee Enterprise Management Co., Ltd. (“海南茶姬企业管理有限公司”in Chinese)

19.	Hubei Chagee Enterprise Management Co., Ltd. (“湖北茶姬企业管理有限公司”in Chinese)

20.	Chagee (Shanghai) Information Technology Co., Ltd. (“茶姬（上海）信息技术有限公司”in Chinese)

21.	Beijing Chayoucheng Enterprise Management Co., Ltd. (“北京茶友诚企业管理有限公司”in Chinese)

22.	Suzhou Chagee Enterprise Management Co., Ltd. (“苏州茶姬企业管理有限公司”in Chinese)

23.	Guangzhou Chagee Enterprise Management Co., Ltd. (“广州茶姬企业管理有限公司”in Chinese)

24.	Guizhou Chagee Enterprise Management Co., Ltd. (“贵州茶姬企业管理有限公司”in Chinese)

25.	Yunnan Wei Perception Catering Management Co., Ltd. (“云南味知觉餐饮管理有限公司”in Chinese)

26.	Xinjiang Chagee Enterprise Management Co., Ltd. (“新疆茶姬企业管理有限公司”in Chinese)

27.	Shaanxi Chagee Enterprise Management Co., Ltd. (“陕西茶姬企业管理有限公司”in Chinese)

28.	Guochao Information Technology (Dongtai) Co., Ltd. (“国潮信息科技（东台）有限公司”in Chinese)

29.	Tianjin Chagee Enterprise Management Co., Ltd. (“天津茶姬企业管理有限公司”in Chinese)

30.	Hangzhou Chagee Enterprise Management Co., Ltd. (“杭州茶姬企业管理有限公司”in Chinese)

31.	Shanghai Chagee Enterprise Management Co., Ltd. (“上海茶姬企业管理有限公司”in Chinese)

32.	Yunnan Chagee Enterprise Management Co., Ltd. (“云南茶姬企业管理有限公司”in Chinese)

33.	Qingdao Chagee Enterprise Management Co., Ltd. (“青岛茶姬企业管理有限公司”in Chinese)

34.	Chongqing Chagee Enterprise Management Co., Ltd. (“重庆茶姬企业管理有限公司”in Chinese)

35.	Hefei Chagee Enterprise Management Co., Ltd. (“合肥茶姬企业管理有限公司”in Chinese)

36.	Gansu Chagee Enterprise Management Co., Ltd. (“甘肃茶姬企业管理有限公司”in Chinese)

37.	Shanxi Chagee Enterprise Management Co., Ltd. (“山西茶姬企业管理有限公司”in Chinese)

38.	Shanghai Chayudao Enterprise Management Co., Ltd. (“上海茶语道企业管理有限公司”in Chinese)

39.	Shenzhen Chagee Enterprise Management Co., Ltd. (“深圳茶姬企业管理有限公司”in Chinese)

40.	Hangzhou Fenglai Tea Beverage Co., Ltd. (“杭州等枫来茶饮有限公司”in Chinese)

41.	Shaanxi Yibiao Chuncha Catering Management Co., Ltd. (“陕西壹杯醇茶餐饮管理有限公司”in Chinese)

42.	Xunxiang Tea Shop (Shenzhen) Catering Management Co., Ltd. (“寻香茶铺（深圳）餐饮管理有限公司”in Chinese)

43.	Changsha Gaotie Catering Co., Ltd. (“长沙高帖餐饮有限责任公司”in Chinese)

44.	Guifu Catering Management Co., Ltd., Xiang'an District, Xiamen City (“厦门市翔安区桂馥餐饮管理有限公司”in Chinese)

45.	Nantong Rugao Boya Catering Management Co., Ltd. (“南通如皋伯牙餐饮管理有限公司”in Chinese)

46.	Wuhan Boya Catering Management Co., Ltd. (“武汉伯牙餐饮管理有限公司”in Chinese)

47.	Xiamen Jimei Qingmo Catering Management Co., Ltd. (“厦门集美青沫餐饮管理有限公司”in Chinese)

48.	Qingdao Juexing Catering Service Co., Ltd. (“青岛绝弦餐饮服务有限公司”in Chinese)

49.	Yangxin Guanyun Catering Management Co., Ltd. (“阳新观韵餐饮管理有限公司”in Chinese)

50.	Ningbo Jiangbei Baiwu Catering Management Co., Ltd. (“宁波江北白雾餐饮管理有限公司”in Chinese)

51.	Wuhan Chunyan Catering Management Co., Ltd. (“武汉春宴餐饮管理有限公司”in Chinese)

52.	Jiaxing Nanhu Boya Catering Management Co., Ltd. (“嘉兴南湖伯牙餐饮管理有限公司”in Chinese)

53.	Haikou Xunxiang Tea Shop Catering Management Co., Ltd. (“海口寻香茶铺餐饮管理有限公司”in Chinese)

54.	Xiamen Haicang Baiwu Catering Management Co., Ltd. (“厦门市海沧区白雾餐饮管理有限公司”in Chinese)

55.	Wuhan Chayou Catering Management Co., Ltd. (“武汉茶友餐饮管理有限公司”in Chinese)

56.	Zhangzhou Longwen Juexian Catering Management Co., Ltd. (“漳州龙文绝弦餐饮管理有限公司”in Chinese)

57.	Shaanxi Yibiao Youcha Catering Co., Ltd. (“陕西壹杯优茶餐饮有限公司”in Chinese)

58.	Jinan Ningdian Catering Management Co., Ltd. (“济南柠点餐饮管理有限公司”in Chinese)

59.	Sichuan Chabenyuan New Material Technology Co., Ltd. (“四川茶本元新材料科技有限公司”in Chinese)

60.	Shanghai Tea Shang Enterprise Management Co., Ltd. (“上海茶尚企业管理有限公司”in Chinese)

61.	Shanghai Chahong Enterprise Management Partnership Enterprise (Limited Partnership) (“上海茶宏企业管理合伙企业（有限合伙）”in Chinese)

62.	Beijing Zhili Tea Friends Enterprise Management Partnership Enterprise (Limited Partnership) (“北京志利茶友企业管理合伙企业（有限合伙）”in Chinese)

63.	Beijing Tea Youyou Trading Co., Ltd. (“北京茶悠悠商贸有限公司”in Chinese)